Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (File No. 333-206534) on Form S-8 of our report dated August 27, 2025, appearing in this Annual Report on Form 11-K of the Rocky Mountain Chocolate Factory, Inc. 401(k) Plan for the year ended February 28, 2025.

Bonadio & Co.,LLP

August 27, 2025

Amherst, NY